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                                                                     Exhibit A-5

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION
State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of the Corporation: Primary Energy, Inc.

The undersigned officers of:  Primary Energy, Inc.

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

Section 1: The date of incorporation of the Corporation is: 10/17/2003

Section 2: The name of the Corporation following this amendment to the Articles of Incorporation is: PEI Holdings, Inc.

Section 3: The exact text of Article(s) I of the Articles of Incorporation is now as follows:

"The name of the Corporation is PEI Holdings, Inc."

                                   ARTICLE II:

Date of each amendment's adoption:  October 17, 2003

                    ARTICLE III: Manner of Adoption and Vote

Mark applicable section: Note - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

_____    Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.

  x      Section 2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

         A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

              __ Shares entitled to vote.

              __ Number of shares represented at the meeting.

              __ Shares voted in favor.

              __ Shares voted against.

         B. Unanimous written consent executed on October 17, 2003 and signed by all such shareholders entitled to vote.

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                 ARTICLE IV: Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 17th day of October, 2003

/s/ Gary W. Pottorff
Secretary